Amendment to Shareholder Rights Agreement


                  AMENDMENT, dated as of June 22, 1997 (the "Amendment"), to the Shareholder Rights Agreement, dated as of October 19, 1992 (as amended, the "Rights Agreement"), between North American Mortgage Company, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agent").

                                   WITNESSETH

                  WHEREAS, on October 19, 1992, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock outstanding at the close of business on the Record Date, each Right representing the right to purchase one one-hundredth of a share of Preferred Stock upon the terms and conditions set forth in the Rights Agreement; and

                  WHEREAS, the Rights remain issued and outstanding and the Rights Agreement remains in effect with respect thereto; and

                  WHEREAS, no Distribution Date has occurred; and

                  WHEREAS, the Company and Dime Bancorp, Inc., a Delaware corporation ("Dime"), and The Dime Savings Bank of New York, FSB, a federal savings bank (the "Bank"), have entered into an Agreement and Plan of Combination (the "Combination Agreement"), pursuant to which the Bank would acquire the assets and assume the liabilities of the Company (or assign the right to acquire such assets and assume such liabilities to a corporation wholly owned and controlled by the Bank); and

                  WHEREAS, in connection with the anticipated approval, execution, and delivery of the Combination Agreement, the Board of Directors of the Company has approved this Amendment and has directed the appropriate officers of the Company to take all appropriate steps to execute and deliver this Amendment.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:


(1)      Amendment to Section 1(a)

                  The first paragraph of Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                           "(a) 'Acquiring  Person' shall mean any person who or
                  which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 15% or more of the shares of Common Stock, but shall not include (i) the Company, (ii) any

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                  Subsidiary  (as  such  term  is  hereinafter  defined)  of the
                  Company, (iii) any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company,
                  (iv) any Person holding shares of Common Stock organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement; or (v) until the termination of the Combination Agreement in accordance with its terms, Dime, or any Affiliate or Associate of Dime, as a result of their acquisition of Beneficial Ownership of shares of Common Stock by reason of the approval, execution, or delivery of the Combination Agreement, or by reason of the
                  consummation   of   any   transaction   contemplated   by  the
                  Combination Agreement, so long as Dime, or any Affiliate or Associate of Dime, is not the Beneficial Owner of any shares of Common Stock other than (w) shares of Common Stock of which Dime, or any Affiliate or Associate of Dime, is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Combination Agreement, or by reason of the
                  consummation   of   any   transaction   contemplated   by  the
                  Combination Agreement, (x) shares of Common Stock Beneficially Owned by Dime, or any Affiliate or Associate of Dime, on the date hereof, (y) shares of Common Stock of which Dime, or any Affiliate or Associate of Dime, inadvertently becomes the Beneficial Owner after the date hereof, provided that the number of such shares of Common Stock does not exceed 1/2 of 1% of the shares of Common Stock outstanding on the date hereof and that Dime, or any Affiliate or Associate of Dime, as the case may be, divests such shares of Common Stock as soon as practicable after it becomes aware of such acquisition of Beneficial Ownership, and (z) shares of Common Stock Beneficially Owned or otherwise held by Dime, or any Affiliate or Associate of Dime, in fiduciary capacity or in satisfaction of debts previously contracted in good faith (the Persons described in clauses (i) through (v) above are referred to herein as "Exempt Persons")."

                  (2)      Amendment to Section 1(b)

                  Section 1(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

                           "(b) 'Adverse  Person' shall mean any Person declared
                  to be an Adverse Person by the Board of Directors upon a determination of the Board of Directors that the criteria set forth in Section 11(a)(ii)(B) apply to such Person, provided, however, that the Board of Directors shall not declare Dime, or any Affiliate or Associate of Dime, to be an Adverse Person
                  (i) as a result of the Combination Agreement, their acquisition of Beneficial Ownership of shares of Common Stock by reason of the Combination Agreement, or by reason of the consummation of any transaction contemplated by the Combination Agreement or (ii) unless the Combination Agreement has been terminated in accordance with its terms."


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                  (3)      Addition of Section 1(z).

                  A new Section 1(z) of the Rights Agreement is inserted, to read in its entirety as follows:

                           "(z) 'Dime' shall mean Dime Bancorp, Inc., a Delaware
                  corporation, and its successors."

                  (4)      Addition of Section 1(aa).

                  A new Section 1(aa) of the Rights Agreement is inserted, to read in its entirety as follows:

                           "(aa)   'Combination   Agreement'   shall   mean  the
                  Agreement and Plan Combination, dated as of June 22, 1997, by and among the Company, Dime, and The Dime Savings Bank of New York, FSB, a federal savings bank, as the same may be amended from time to time."

                  (5)      Amendment of Section 7(a).   The first sentence of
                  Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                           "(a) Subject to Section 7(e) hereof,  the  registered
                  holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-hundredth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (i) the close of business on December 31, 2002 (the 'Final Expiration date'), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which such Rights are exchanged as provided in
                  Section 24 hereof or (iv) the effective time of the business combination provided for in the Combination Agreement (the earlier if (i), (ii), (iii) or (iv) being herein referred to as the 'Expiration Date')."

                  (6) Effectiveness. This Amendment shall be deemed to be in force and effective immediately prior to the execution and delivery of the Combination Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  (7) Defined Terms. Unless otherwise defined herein, all capitalized terms used but not otherwise defined herein shall have the meanings assigned them in the Rights Agreement.

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                  (8)  Governing  Law.  This  Amendment  shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                  (9) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

NORTH AMERICAN MORTGAGE COMPANY

By: /s/MARTIN S. HUGHES
-----------------------
Name: Martin S. Hughes
Title: Executive Vice President


BANK OF NEW YORK, as Rights Agent

By: /s/JAMES N. DIMINO
----------------------
Name: James N. Dimino
Title: Assistant Vice President